April 12, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Naugatuck Valley Financial Corp.

File No. 333-167482

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Naugatuck Valley Financial Corp. dated April 12, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,